UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2011

GP STRATEGIES CORPORATION

(Exact name of registrant as specified in its charter)

1-7234

(Commission File Number)

Delaware	13-1926739
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6095 Marshalee Drive, Suite 300

Elkridge, MD  21075

(Address of principal executive offices, with zip code)

(410) 379-3600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets

On April 15, 2011, General Physics Corporation, a Delaware corporation (“GP”), the operating subsidiary of GP Strategies Corporation, a Delaware corporation (“GP Strategies”), completed its previously announced acquisition of certain operating assets of the consulting business of RWD Technologies, LLC (“RWD”).  GP paid RWD approximately $28 million in cash at closing.

The original Asset Purchase Agreement dated March 8, 2011 was subsequently amended to exclude RWD’s United Kingdom operations from the purchase. A copy of the revised Asset Purchase Agreement and Amendment No. 1 to the Asset Purchase Agreement are attached as Exhibits 2.1 and 2.2, respectively, to this report and are incorporated herein by reference.

Item 8.01               Other Events

On April 18, 2011, GP Strategies issued a press release announcing the completion of the acquisition.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01                                             Financial Statements & Exhibits

(a)	Financial Statements of Businesses Acquired

The financial statements and additional information required pursuant to Item 9.01(a) of Form 8-K will be filed by amendment to this report on Form 8-K within 71 calendar days after the date on which this report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required pursuant to Item 9.01(b) of Form 8-K will be filed by amendment to this report on Form 8-K within 71 calendar days after the date on which this report on Form 8-K must be filed.

(d)	Exhibits

2.1

Asset Purchase Agreement dated March 8, 2011 by and among General Physics Corporation, General Physics (UK) Ltd., RWD Technologies, LLC, RWD Technologies UK Limited, RWD Technologies Canada, Co. RWD Holdings LLC, RWD Technologies De Colombia, Ltda. and the Equity Owners of the Sellers identified on the signature pages thereto.

2.2	Amendment No. 1 to Asset Purchase Agreement.

99.1	Press release dated April 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: April 21, 2011	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Senior Vice President, Secretary & General Counsel